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EXHIBIT 99.4(f)

Disclaimer Notice For Tax Qualified Plans (Form 0808-GA84)
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                                                                 EXHIBIT 99.4(f)


FIRST CAPITAL LIFE
INSURANCE COMPANY

                   DISCLAIMER NOTICE FOR TAX QUALIFIED PLANS

This endorsement becomes a part of the contract to which it is attached.

This plan is intended to qualify under the Internal Revenue Code for tax favored status. Language contained in this policy referring to Federal tax statues or rules is informational and instructional and this language is not subject to approval or disapproval by the state in which this policy is issued for delivery.

Your qualifying status is the controlling factor as to whether your funds will receive tax favored treatment rather than the insurance contract. Please ask your tax advisor if you have any questions as to whether or not you qualify.

Signed for the Company at San Diego, California.


     /s/ ANDREW L. LOEB             /s/ FRED A BUCK
     Secretary                      President



0808-GA84                                                              a